EXHIBIT 99.1

[VENTAS LOGO]

Ventas, Inc.     4360 Brownsboro Road     Suite 115     Louisville, Kentucky 40207-1642     (502) 357.9000     (502) 357.9001 Fax

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Senior Vice President and CFO
(502) 357-9000

VENTAS 2nd QUARTER FFO RISES 18% TO $0.39 PER SHARE

Ventas to Comply with SFAS 145 Regarding Three Prior Years’ Financial Statements

LOUISVILLE, Ky (July 23, 2003) – Ventas, Inc. (NYSE:VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the second quarter 2003 rose 18 percent to $31.2 million, or $0.39 per diluted share from $23.0 million, or $0.33 per diluted share, for the comparable 2002 period.

The increase in FFO resulted from increased rents from Ventas’s annual lease escalations, income from its 2002 investments, lower debt balances that reduced interest expense, and its June 30, 2003 sale of 16 skilled nursing facilities in Florida and Texas to the Company’s largest tenant, Kindred Healthcare, Inc. (NASDAQ: KIND)(“Kindred”).

“Ventas’s second quarter was excellent. Our 18 percent increase in FFO reflects the Company’s strong internal growth from its lease escalators, the results of its consistent debt pay down efforts and the impact of 2002 acquisitions,” Chairman, President and CEO Debra A. Cafaro said. “In addition, the successful sale of 16 skilled nursing assets to Kindred represented a major positive for both companies. We are entering the second half of the year with our focus clearly set on implementing our diversification strategy and maintaining reliable and growing cash flow.”

Normalized FFO for the six months ended June 30, 2003 was $59.1 million, or $0.74 per diluted share, a 16 percent increase from the same period in the prior year of $45.0 million, or $0.64 per diluted share.

Normalized FFO for all periods excludes (a) gains on sales of Kindred common stock, (b) a $20.2 million reversal of a previously recorded contingent liability, which was recorded as income in the first quarter of 2003, (c) losses from extinguishment of debt and (d) a one-time swap breakage incurred in connection with the Company’s refinancing in April 2002.

After discontinued operations of $0.5 million related to the sale of the 16 skilled nursing facilities, Ventas reported second quarter net income of $16.1 million, or $0.20 per diluted share. After discontinued operations of $23.4 million, or $0.34 per share, net income for the second quarter ended June 30, 2002 was $26.5 million, or $0.38 per diluted share. A breakdown of discontinued operations is included in a schedule attached to this Press Release.

- MORE -

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

After discontinued operations of $1.3 million, or $0.01 per diluted share, net income for the six months ended June 30, 2003 was $53.4 million, or $0.67 per diluted share. Net income for the six months ended June 30, 2002 was $39.2 million, or $0.56 per diluted share, after discontinued operations of $25.2 million, or $0.36 per diluted share.

SECOND QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	Ventas completed its sale of 16 skilled nursing facilities in Florida and Texas to its primary tenant, Kindred, for $59.7 million, plus a $4.1 million lease termination fee. Annualized rent on the 16 facilities was $9 million.
•	Ventas and Kindred amended the Master Leases (1) to increase rent on certain facilities by $8.6 million on an annualized basis for approximately seven years and (2) to make all lease escalations payable in cash.
•	Ventas used a portion of the net proceeds from the sale of the 16 skilled nursing facilities to repay in full the Company’s settlement agreement with the Department of Justice (“United States Settlement”).
•	The Company reduced its indebtedness during the second quarter by $30.3 million.
•	Ventas appointed Thomas C. Theobald, a Managing Director with William Blair and the retired Chairman and Chief Executive Officer of Continental Bank Corporation, to its Board of Directors.
•	The Company sold a total of 140,000 shares of Kindred common stock at an average price of $18.73 per share. As of June 30, 2003, the Company owned 780,814 shares of Kindred common stock. During the period July 1, 2003 through July 15, 2003, the Company sold an additional 428,407 shares of Kindred common stock at an average net price of $22.35 per share. As of July 15, 2003, the Company owned 352,407 shares of Kindred common stock.
•	The 237 skilled nursing facilities and hospitals leased to Kindred produced EBITDAR to rent coverage of 1.7x for the trailing twelve month period ended March 31, 2003.

SECOND QUARTER 2003 RESULTS

Revenue for the quarter ended June 30, 2003 was $50.2 million, of which $46.0 million (or 91.6 percent) resulted from leases with Kindred. Expenses for the quarter ended June 30, 2003 totaled $34.5 million, and included $10.2 million of depreciation expense, $16.1 million of interest expense on debt financing and $3.8 million of interest expense on the United States Settlement, which was paid in full without prepayment penalty or premium. General, administrative and professional expenses for the second quarter totaled $3.8 million.

SIX MONTH 2003 RESULTS

Revenue for the six months ended June 30, 2003 was $98.4 million, of which $90.9 million (or 92.4%) resulted from leases with Kindred. Expenses for the six months ended June 30, 2003 totaled $46.3 million, were reduced by the $20.2 million reversal of a contingent liability and included $20.4 million of depreciation expense, $32.4 million of interest expense and $4.9 million of interest expense on the United States Settlement, which was paid in full. General and administrative and professional expenses for the six months ended totaled $7.7 million.

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

VENTAS TO COMPLY WITH SFAS 145 AND 144 REGARDING THREE PRIOR YEARS’ FINANCIAL STATEMENTS FOR EXTRAORDINARY ITEMS AND DISCONTINUED OPERATIONS

Ventas said that, as required by accounting principles generally accepted in the United States (“GAAP”), it will re-issue three prior years’ financial statements (2000-2002) in an updated format in accordance with the adoption of SFAS 145 to reclassify the loss on extinguishment of debt as continuing operations. SFAS 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB 13, and Technical Corrections” was adopted by the Company in 2003, as required by GAAP.

This reclassification does not change the Company’s net income or normalized FFO for any period and only affects the presentation of results for the prior periods by conforming the presentation of those prior financial statements to the format adopted in 2003. As required, the loss on the extinguishment of debt will be reflected as a separate line item in the Consolidated Statements of Operations and will be included in continuing operations rather than being shown as an extraordinary loss. The Company incurred charges for the extinguishment of debt in connection with the refinancing of the entire outstanding principal balance of its indebtedness during Kindred’s bankruptcy proceedings in 2000 and again in 2001 and 2002 to reposition itself following Kindred’s successful restructuring. The Company has excluded extinguishment of debt charges from normalized FFO.

Under SEC requirements for transitional disclosure, the reclassification of extraordinary items to continuing operations required by SFAS No. 145 is required for previously issued annual financial statements for each of the three years shown in the Company’s last annual report on Form 10-K if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to periods prior to adoption of SFAS No. 145.

In addition, Ventas will include in the re-issued financial statements the reclassification of the results of 15 Florida facilities and 1 Texas facility sold to Kindred on June 30, 2003 as discontinued operations. This reclassification does not change the Company’s net income or normalized FFO and only affects the presentation of results for the prior periods by conforming the presentation of those prior financial statements to the format adopted in 2002. In accordance with SFAS No. 144 “Accounting for the Impairment or Disposal of Long Lived Assets” (“SFAS No. 144”), the results of operations and gain/(loss) on real estate properties sold or held for sale subsequent to December 31, 2001 are reclassified into a single line in the Consolidated Statement of Operations as discontinued operations for all periods presented.

The financial statements attached to this Press Release reflect the reclassification for all periods presented.

FFO GUIDANCE

Ventas said it reaffirmed its 2003 normalized FFO guidance of $1.50 to $1.52 per diluted share and its 2004 normalized FFO guidance of $1.55 to $1.57.

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

The Company’s FFO guidance (and related GAAP earnings projections) for 2003 and 2004 exclude gains and losses on the sales of assets, the non-cash effect of swap ineffectiveness under SFAS 133 and the impact of acquisitions, additional divestitures and other capital transactions. Reconciliation of the FFO guidance to the Company’s projected GAAP earnings is provided on a schedule at the conclusion of this press release. The Company may from time to time update its publicly announced FFO guidance, but it is not obligated to do so.

The Company’s FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

SECOND QUARTER CONFERENCE CALL

The Company will hold a conference call to discuss this earnings release tomorrow morning, July 24, 2003, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call is being web cast by CCBN and can be accessed at the Ventas website at www.ventasreit.com or www.companyboardroom.com. An online replay of the web cast will be available at approximately 12:00 p.m. Eastern time and will be archived for thirty (30) days.

Ventas, Inc. is a healthcare real estate investment trust that owns 44 hospitals, 204 nursing facilities and nine other healthcare and senior housing facilities in 37 states. The Company also has investments in 25 additional healthcare and senior housing facilities. More information about Ventas can be found on its website at www.ventasreit.com.

This Press Release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements.

Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred Healthcare, Inc. (“Kindred”) and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company’s subsidiaries, including without limitation the lease agreements and various agreements entered into by the Company and Kindred at the time of the Company’s spin-off of Kindred on May 1, 1998 (the “1998 Spin Off”), as such agreements may have been amended and restated in connection with Kindred’s emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company’s other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company’s success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

of the Company’s operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, (k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company’s interest rate swap agreement and the Company’s net worth, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, (n) final determination of the Company’s taxable net income for the year ending December 31, 2003, (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, and (p) the impact on the liquidity, financial condition and results of operations of Kindred and the Company’s other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of Kindred and the Company’s other operators to accurately estimate the magnitude of such liabilities. Many of such factors are beyond the control of the Company and its management.

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2003	December 31, 2002
	(Unaudited)	(Audited)
Assets
Real estate investments:
Land	$108,816	$119,559
Building and improvements	1,027,887	1,101,847

	1,136,703	1,221,406
Accumulated depreciation	(410,051)	(409,132)

Total net real estate property	726,652	812,274
Loan receivable, net	16,489	16,528

Total net real estate investments	743,141	828,802
Cash and cash equivalents	9,173	2,455
Restricted cash	7,031	19,953
Deferred financing costs, net	15,684	17,704
Investment in Kindred Healthcare, Inc. common stock	13,875	16,713
Notes receivable from employees, former employees and accrued interest	3,803	4,139
Other	7,895	6,014

Total assets	$800,602	$895,780

Liabilities and stockholders’ equity (deficit)
Liabilities:
Senior Notes payable and other debt	$720,160	$707,709
United States Settlement	—	43,992
Securities settlement due (purchase of Senior Notes)	—	37,366
Deferred revenue	16,916	18,883
Interest rate swap agreements	53,280	47,672
Accrued dividend	—	16,596
Accrued interest	6,664	7,237
Accounts payable and other accrued liabilities	19,940	25,402
Other liabilities—disputed federal, state and local tax refunds	452	14,156
Deferred income taxes	30,394	30,394

Total liabilities	847,806	949,407

Commitments and contingencies

Stockholders’ equity (deficit):
Preferred stock, unissued	—	—
Common stock	20,652	20,652
Capital in excess of par value	185,153	191,779
Unearned compensation on restricted stock	(1,421)	(793)
Accumulated other comprehensive loss	(33,382)	(26,116)
Retained earnings (deficit)	(123,177)	(134,279)

	47,825	51,243
Treasury stock	(95,029)	(104,870)

Total stockholders’ equity (deficit)	(47,204)	(53,627)

Total liabilities and stockholders’ equity (deficit).	$800,602	$895,780

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three and Six Months Ended June 30, 2003 and 2002

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	2003	2002	2003	2002
Revenues:
Rental income	$47,952	$44,974	$94,935	$88,948
Interest income from loan receivable	758	—	1,505	—
Gain on sale of Kindred common stock	922	3,822	922	3,822
Interest and other income	553	373	1,045	715

Total revenues	50,185	49,169	98,407	93,485

Expenses:
General and administrative	3,080	2,601	6,220	4,912
Professional fees	702	936	1,462	1,501
Reversal of contingent liability	—	—	(20,164)	—
Amortization of restricted stock grants	310	715	601	1,137
Depreciation	10,211	9,823	20,425	19,637
Swap ineffectiveness	369	180	369	180
Net loss on swap breakage	—	5,407	—	5,407
Loss on extinguishment of debt	—	6,919	—	6,919
Interest	16,090	18,098	32,448	36,936
Interest on United States Settlement	3,761	1,402	4,943	2,873

Total expenses	34,523	46,081	46,304	79,502

Income before discontinued operations	15,662	3,088	52,103	13,983
Discontinued operations (including gain/loss on sale of assets)	467	23,380	1,314	25,186

Net income	$16,129	$26,468	$53,417	$39,169

Earnings per common share:
Basic:
Income before discontinued operations	$0.20	$0.04	$0.66	$0.20

Net income	$0.20	$0.38	$0.68	$0.57

Diluted:
Income before discontinued operations	$0.20	$0.04	$0.66	$0.20

Net income	$0.20	$0.38	$0.67	$0.56

Shares used in computing earnings per common share:
Basic	78,935	68,850	78,885	68,792
Diluted	79,575	70,002	79,435	69,941

Dividends declared per common share	$0.2675	$0.2375	$0.5350	$0.4750

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2003 and 2002

(In thousands)

(Unaudited)

	2003	2002
Cash flows from operating activities:
Net income	$53,417	$39,169
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation (including discontinued operations)	21,599	20,918
Amortization of deferred financing costs	2,040	1,642
Amortization of restricted stock grants	601	1,137
Normalized rents	(86)	(96)
Loss on extinguishment of debt	—	6,919
Gain on sale of Kindred common stock	(922)	(3,822)
(Gain) loss on sale of real estate assets (included in discontinued operations)	5,254	(23,450)
Amortization of deferred revenue	(2,030)	(1,374)
Net loss on swap breakage	—	5,407
Non-cash interest on the United States Settlement	2,655	—
Other	(383)	74
Changes in operating assets and liabilities:
Decrease in restricted cash	12,922	1,089
Increase in other assets	(2,900)	(5,188)
Increase (decrease) in accrued interest	(573)	10,254
Increase (decrease) in accounts payable and accrued and other liabilities	(17,578)	3,784

Net cash provided by operating activities	74,016	56,463
Cash flows from investing activities:
Net proceeds from sale of real estate	58,897	28,620
Proceeds from sale of Kindred common stock	2,622	5,273
Collection from loan receivable	102	—
Purchase of furniture and equipment	(38)	(135)
Decrease (increase) in notes receivable from employees, former employees and accrued interest	336	(535)

Net cash provided by investing activities	61,919	33,223
Cash flows from financing activities:
Net change in borrowings under Revolving Credit Facility	13,700	(36,500)
Proceeds from Senior Notes Offering and Revolving Credit Facility	—	620,300
Purchase of Senior Notes	(37,366)	—
Repayment of debt	(1,249)	(17,399)
Repayment of debt through refinancing	—	(607,106)
Payment on United States Settlement	(46,647)	(2,583)
Payment of deferred financing costs	(20)	(15,139)
Payment of swap breakage fee	—	(12,837)
Proceeds from (cost of) issuance of stock	1,276	(45)
Cash dividends to stockholders	(58,911)	(33,637)

Net cash used in financing activities	(129,217)	(104,946)

Increase (decrease) in cash and cash equivalents	6,718	(15,260)
Cash and cash equivalents at beginning of period	2,455	18,596

Cash and cash equivalents at end of period	$9,173	$3,336

Supplemental schedule of noncash activities:
Dividend distribution of Kindred common stock	$—	$17,086

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

SUPPLEMENTAL DATA

Funds from Operations

FFO and Normalized FFO for the three months and six months ended June 30, 2003 and 2002 (in thousands except per share amounts):

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2003	2002	2003	2002

Net Income	$16,129	$26,468	$53,417	$39,169
Adjustments:
Depreciation on real estate assets	10,147	9,772	20,297	19,544
Other Items:
Discontinued operations:
Real estate depreciation – discontinued	587	629	1,174	1,281
(Gain) loss on sale of real estate	5,254	(22,393)	5,254	(23,450)

FFO	32,117	14,476	80,142	36,544

Realized gain on sale of
Kindred common stock	(922)	(3,822)	(922)	(3,822)
Reversal of contingent liability	—	—	(20,164)	—
Loss on extinguishment of debt	—	6,919	—	6,919
Net loss on swap breakage	—	5,407	—	5,407

Normalized FFO	$31,195	$22,980	$59,056	$45,048

Per diluted share:
Net Income	$0.20	$0.38	$0.67	$0.56
Adjustments:
Depreciation on real estate assets	0.13	0.14	0.26	0.28
Other items:
Discontinued operations:
Real estate depreciation – discontinued	—	0.01	0.01	0.02
(Gain) loss on sale of real estate	0.07	(0.32)	0.07	(0.34)

FFO	0.40	0.21	1.01	0.52

Realized gain on sale of
Kindred common stock	(0.01)	(0.06)	(0.01)	(0.06)
Reversal of contingent liability	—	—	(0.26)	—
Loss on extinguishment of debt	—	0.10	—	0.10
Net loss swap breakage	—	0.08	—	0.08

Normalized FFO	$0.39	$0.33	$0.74	$0.64

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

Projected FFO per diluted share for the years ended December 31, 2003 and 2004:

	2003 Projected			2004 Projected
Per diluted share:
Net income	$1.18	—	$1.20	$1.08	—	$1.10
Adjustments:
Depreciation on real estate assets	0.52	—	0.52	0.47	—	0.47
Realized (gain) loss on
sale of real estate assets	0.07	—	0.07	—	—	—

FFO	$1.77	—	1.79	$1.55	—	1.57

Adjustments:
Gain on sale of Kindred Common Stock	(0.01)	—	(0.01)	—	—	—
Reversal of contingent liability	(0.26)	—	(0.26)	—	—	—

Normalized Funds from Operations	$1.50	—	$1.52	$1.55	—	$1.57

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers an appropriate measure of performance of an equity REIT and uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. FFO should not be considered as an alternative to net income (determined in accordance with accounting principles generally accepted in the United States (“GAAP”)), as an indicator of the Company’s financial performance, as an alternative to cash flow from operating activities (determined in accordance with GAAP), as a measure of the Company’s liquidity, nor is FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be examined in conjunction with net income as presented elsewhere in this Press Release.

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

Discontinued Operations

Set forth below is a summary of the results of operations of the sold facilities during the three and six months ended June 30, 2003 and 2002 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Rental income	$2,948	$2,597	$5,149	$5,020
Lease termination fee	4,116	—	4,116	—

	7,064	2,597	9,265	5,020

Interest	756	981	1,523	2,003
Depreciation	587	629	1,174	1,281

	1,343	1,610	2,697	3,284

Income before gain(loss) on sale of real estate	5,721	987	6,568	1,736
Gain (loss) on sale of real estate	(5,254)	22,393	(5,254)	23,450

Discontinued operations	$467	$23,380	$1,314	$25,186

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

Ventas, Inc.

2003 QUARTERLY STATEMENTS OF INCOME

($000, except per share amounts)

	First	Second	Six Month Ended June 30, 2003
Revenues:
Rental Income	$46,983	$47,952	$94,935
Interest income from loan receivable	747	758	1,505
Gain on sale of Kindred common stock	—	922	922
Interest and other income	492	553	1,045

Total revenues	48,222	50,185	98,407

Expenses:
General and administrative	3,140	3,080	6,220
Professional fees	760	702	1,462
Reversal of contingent liability	(20,164)	—	(20,164)
Amortization of restricted stock grants	291	310	601
Depreciation	10,214	10,211	20,425
Swap ineffectiveness	—	369	369
Interest	16,358	16,090	32,448
Interest on United States Settlement	1,182	3,761	4,943

Total expenses	11,781	34,523	46,304

Income before discontinued operations	36,441	15,662	52,103
Discontinued operations (including loss on sale of assets)	847	467	1,314

Net income	$37,288	$16,129	$53,417

Weighted average number of shares outstanding, basic	78,834	78,935	78,885
Weighted average number of shares outstanding, diluted	79,296	79,575	79,435
Earnings per common share:
Basic:
Income before discontinued operations	$0.46	$0.20	$0.66
Discontinued operations	0.01	—	0.02

Net income	$0.47	$0.20	$0.68

Diluted:
Income before discontinued operations	$0.46	$0.20	$0.66
Discontinued operations	0.01	—	0.01

Net income	$0.47	$0.20	$0.67

Discontinued Operations
Revenues	$2,201	$7,064	$9,265
Interest	767	756	1,523
Depreciation	587	587	1,174

Income before loss on sale of real estate	847	5,721	6,568
Loss on sale of real estate	—	(5,254)	(5,254)

Discontinued operations	$847	$467	$1,314

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

Ventas, Inc.

2002 QUARTERLY STATEMENTS OF INCOME

($000, except per share amounts)

	First	Second	Third	Fourth	Year
Revenues:
Rental Income	$43,974	$44,974	$45,449	$46,413	$180,810
Interest income from loan receivable	—	—	—	995	995
Gain on sale of Kindred common stock	—	3,822	1,192	—	5,014
Interest and other income	342	373	237	226	1,178

Total revenues	44,316	49,169	46,878	47,634	187,997

Expenses:
General and administrative	2,311	2,601	2,410	2,441	9,763
Professional fees	565	936	900	749	3,150
Amortization of restricted stock grants	422	715	354	362	1,853
Depreciation	9,814	9,823	9,823	10,184	39,644
Net loss on swap breakage	—	5,407	—	—	5,407
Swap ineffectiveness	—	180	118	1,552	1,850
Loss on extinguishment of debt	—	6,919	—	4,158	11,077
Interest	18,838	18,098	17,807	18,286	73,029
Interest on United States Settlement	1,471	1,402	1,331	1,257	5,461

Total expenses	33,421	46,081	32,743	38,989	151,234

Income before benefit for income taxes, gain on disposal of real estate assets and discontinued operations	10,895	3,088	14,135	8,645	36,763
Benefit for income taxes	—	—	(2,200)	—	(2,200)

Income before gain on disposal of real estate assets and discontinued operations	10,895	3,088	16,335	8,645	38,963
Net gain on real estate disposals	—	—	—	64	64

Income before discontinued operations	10,895	3,088	16,335	8,709	39,027
Discontinued operations	1,806	23,380	758	735	26,679

Net income	$12,701	$26,468	$17,093	$9,444	$65,706

Weighted average number of shares outstanding, basic	68,698	68,850	69,098	70,637	69,336
Weighted average number of shares outstanding, diluted	69,844	70,002	70,047	71,204	70,290
Earnings per common share:
Basic:
Income before discontinued operations	$0.16	$0.04	$0.24	$0.12	$0.56
Discontinued operations	0.02	0.34	0.01	0.01	0.39

Net income	$0.18	$0.38	$0.25	$0.13	$0.95

Diluted:
Income before discontinued operations	$0.16	$0.04	$0.23	$0.12	$0.56
Discontinued operations	0.02	0.34	0.01	0.01	0.37

Net income	$0.18	$0.38	$0.24	$0.13	$0.93

Discontinued Operations
Revenues	$2,423	$2,597	$2,201	$2,201	$9,422
Interest	1,022	981	852	875	3,730
Depreciation	652	629	591	591	2,463

Income before gain on sale of real estate	749	987	758	735	3,229
Gain on sale of real estate	1,057	22,393	—	—	23,450

Discontinued operations	$1,806	$23,380	$758	$735	$26,679

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

Portfolio of Properties

The following information provides an overview of the Company’s portfolio of healthcare properties as of and for the six months ended June 30, 2003, excluding discontinued operations ($’s in thousands):

	As of and for the Six Months Ended June 30, 2003
Portfolio by Type	# of Properties	# of Beds	Revenue	Percent of Rental Revenue	# of States
Healthcare Property
Skilled Nursing Facilities	204	25,417	$63,164	66%	30
Hospitals	44	3,916	31,213	33%	20
Other Facilities	9	181	558	1%	2

Total Rental Income	257	29,514	$94,935	100%	37

Other Real Estate Investments
Loan Receivable	25	1,982	$1,505

Kindred Coverage Ratios

The following is based on data provided by Kindred to the Company or obtained from Kindred’s public filings. This information reflects Kindred’s EBITDAR coverage by Master Lease after management fees and excluding the 16 skilled nursing facilities sold in June 2003:

Master Lease	TTM[1] EBITDAR Coverage[2,3]
1	1.6
2	1.8
3	1.6
4	1.8
5	1.6

Portfolio	1.7

1 Trailing Twelve Months EBITDAR ended March 31, 2003 (the latest available data provided by Kindred) to the sum of (a) the Company’s Trailing Twelve Months cash rental revenue, plus (b) the $8.6 million in annual rental revenue added by the June 30, 2003 Master Lease amendments.

2 Coverage reflects the ratio of EBITDAR to rent. EBITDAR is defined as earnings before interest, income taxes, depreciation, amortization and rent but after deducting management fees. EBITDAR is adjusted to normalize Kindred professional liability expense. EBITDAR is adjusted for the $20.2 million re-allocation of third quarter 2002 to first quarter 2003 professional liability expense to the appropriate prior period, as derived from Kindred’s public announcements and detailed property-level information.

3 These computations reflect the fourth quarter 2002 and first quarter 2003 impact of the reduction in Medicare reimbursement to skilled nursing facilities, which took effect October 1, 2002. Application of that reduction to the second and third quarter 2002 would result in a pro forma reduction of property level EBITDAR: rent coverage to approximately 1.6(x).

-MORE-

Ventas Reports Second Quarter FFO of $0.39 Per Share

July 23, 2003

Scheduled Maturities of Borrowing Arrangements

The Company’s indebtedness has the following maturities (in thousands):

2003	$1,610
2004	3,412
2005	76,990
2006	214,810
2007	57,300
Thereafter	366,038

Total	$720,160

- END -